EXHIBIT 23.3

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 14, 2003 (except for Note S, as to which the date is February 28, 2003), accompanying the 2002 consolidated financial statements included in the Annual Report of PCS Research Technology, Inc. on Form 10-KSB for the year ended December 31, 2003, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


/s/ GRANT THORNTON LLP

Irvine, California
April 27, 2004